UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANGLESEA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Nevada	7371	27-4841391
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13799 Park Blvd., Suite 147, Seminole, FL 33776

Telephone: (727) 393-7439

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies to:

Lucosky Brookman LLP

33 Wood Avenue South, 6th Floor

Iselin, New Jersey 08830

Tel No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.00001 par value per share	1,033,000	$$0.01	$10,330	$1.18

(1)	This Registration Statement covers the resale by our selling shareholders of up to 1,033,000 shares of common stock previously issued to such selling shareholders.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated June 15, 2012

ANGLESEA ENTERPRISES, INC.

1,033,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Anglesea Enterprises, Inc..  The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is              , 2012

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Company’s securities.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.   In this Prospectus, the terms “Anglesea Enterprises,””Anglesea” “Company,” “we,” “us” and “our” refer to Anglesea Enterprises, Inc.

Overview

Anglesea Enterprises, Inc. (the “Company” or “Anglesea”) was formed on February 8, 2011, in the State of Nevada.  We are a development stage company with no revenues and net losses to date. We plan to provide marketing and web-related services to small businesses including the design and development of original websites utilizing creative writing and graphics, virtual tours, audio/visual services, marketing analysis and search engine optimization.  We also plan to provide economical internet-related marketing services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via their website.

Accordingly, you cannot fully evaluate our business, and therefore our future prospects, due to a lack of operating history and revenues. To date, our business development activities have consisted solely of developing our own website and preliminary discussions of our planned service offering with prospective customers strategic partners who offer such services. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business development efforts and establish revenue and profit generating operations. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

The demand for web development and marketing services in the small business market continues to grow.  The majority of e-commerce service providers generally focus on servicing large and medium-sized corporations.  We are developing a business network to try to reduce the burden of heavy project costs in order to afford us the opportunity to offer web development services at competitive prices.  We hope to accomplish this goal by strategically aligning ourselves with other service providers to create a bundle of affordable, internet and business services.  To date, we have not established any strategic alliances.

Recent Developments

On June 30, 2011, we completed a Regulation D Rule 506 offering in which we sold 6,033,000 shares of the Company’s common stock to 34 investors, of which 1 was accredited and 33 were non-accredited, at a price per share of $0.01 for an aggregate offering price of $60,330.

Where You Can Find Us

Our principal executive office is located at 13799 Park Blvd., Suite 147, Seminole, FL 33776 and our telephone number is (727) 393-7439.

The Offering

Common stock offered by selling security holders	1,033,000 shares of common stock. This number represents 1.56% of our current outstanding common stock

Common stock outstanding before the offering	66,033,000 common shares as of March 28, 2012.

Common stock outstanding after the offering	66,033,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Price of the Common Stock	The price of our common stock is a fixed price of $0.01 at which the selling security holders may sell their shares until our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

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Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations for the period from inception (February 8, 2011) through March 31, 2012 and balance sheet data as of March 31, 2012.

For the Period from Inception (February 8, 2011) through March 31, 2012 (unaudited)
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses
Consulting Fees	19,920
Professional Fees	20,900
General and Administrative Expenses	3,129
Net Loss	$43,949

As of March 31, 2012 (unaudited)
BALANCE SHEET DATA

Cash	$17,281
Total Assets	17,281
Current Liabilities
Accrued Expenses	300
Total Liabilities	300
Stockholders’ Equity	16,981
Total Liabilities and Stockholder’s Equity	17,281

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Company

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.  We are a development stage company that has never generated any revenue.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

•	Increase awareness of our brand name;

•	Develop effective business plan;

•	Meet customer standard;

•	Implement advertising and marketing plan;

•	Attain customer loyalty;

•	Maintain current strategic relationships and develop new strategic relationships;

•	Respond effectively to competitive pressures;

•	Continue to develop and upgrade our service; and

•	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense. Our operation results can also be affected by our ability to introduce new services or to adjust pricing to increase our competitive advantage.

WE NEED $45,000 OF ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS. AS OF MAY 15, 2012 WE HAVE $15,300 OF CASH ON HAND LEAVING US $29,700 SHORT OF THE CAPITAL NEEDED TO EXECUTE OUR BUSINESS PLAN. WE CAN MAKE NO ASSURANCE THAT WE WILL BE ABLE TO RAISE ADDITONAL CAPITAL.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners. Should we fail to raise additional capital to develop our business, potential investors could lose their entire investment. We need an $45,000 of additional capital to develop our business plan. We currently have $15,300 of cash on hand leaving us $29,700 short of the capital needed to execute our business plan. The majority shareholder has committed to cover any cash shortfalls of the Company, although there no written agreement or guarantee. If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.

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We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.  The sale of additional equity securities will result in dilution to our stockholders.  The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.  If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations and potential investors could lose their entire investment.

WE CURRENTLY HAVE NO REVENUES.

We currently have no revenues and have sustained net losses of $43,949 for the period from inception on February 8, 2011 through March 31, 2012.  We cannot give you any assurance that we will experience any positive revenues for the foreseeable future. Should we fail to raise additional capital to develop our business, potential investors could lose their entire investment.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JAMES CHRISTIE, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of James Christie, our, Chief Executive Officer, President and Director. Our failure to retain Mr. Christie or to attract additional qualified personnel could have a material adverse effect on our business, financial condition or results of operation.

MR. CHRISTIE OUR PRESIDENT AND DIRECTOR, WILL ALLOCATE HIS TIME TO OTHER BUSINESS, THEREBY CAUSING CONFLICTS OF INTERESTS IN HIS DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS CONFLICT OF INTEREST COULD HAVE A NEGATIVE IMPACT ON BUSINESS PLAN.

Our President and director, Mr. Christie, is not required to commit his full time to our affairs, which may result in a conflict of interest in allocating his time between our operations and other businesses. He currently devotes approximately 50% of his time to the Company. If Mr. Christie’s other business affairs require him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to execute our business plan. Mr. Christie’s other business affairs include internet and marketing related activities and may create a conflict of interest. We cannot assure you that these conflicts will be resolved in our favor.

WE NEED TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS, WHICH WILL BE TIME CONSUMING FOR OUR MANAGEMENT.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002.  The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and other disclosure controls and procedures.  We are in the process of adopting and implementing several measures to improve our internal controls. If the procedures we have adopted and implemented are insufficient, we may fail to meet our future reporting obligations, our financial statements may contain material misstatements and our operating results may be harmed. We cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement required new or improved controls, or difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to meet our future reporting obligations or cause our financial statements to contain material misstatements. Any such failure could also adversely affect the results of the periodic management evaluations that are, or may be, required under Section 404 of the Sarbanes-Oxley Act of 2002, which will not be required until our second Annual Report on Form 10-K for the year ending September 30, 2013. Because we are a smaller reporting company, we will not be required to provide an attestation report of an independent registered accounting firm regarding the effectiveness of your internal control over financial reporting. Additionally, internal control deficiencies could also result in a restatement of our financial statements in the future or cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

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WE MAY INCUR SIGNIFICANT COST TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR FUTURE GROWTH WILL REQUIRE RECRUITMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in our internet and web-related services, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ additional qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 20,000,000 shares of preferred stock, par value $0.00001 per share and 250,000,000 shares of common stock, par value $0.00001 per share.

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We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

Risks Related to Our Industry

WE ARE HIGHLY DEPENDENT UPON TECHNOLOGY, AND OUR INABILITY TO KEEP PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULT OF OPERATIONS.

Our success depends in part on our ability to develop IT solutions that keep pace with continuing changes in the IT industry, evolving industry standards and changing client preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. We need to continually make significant investments, with ever increasing regularity, in sophisticated and specialized communications and computer technology to meet our clients’ needs. We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology in shorter intervals and on a timely basis to maintain our competitiveness. Significant capital expenditures may be required to keep our technology up-to-date. There can be no assurance that any of our information systems will be adequate to meet our future needs or that we will be able to incorporate new technology to enhance and develop our existing services. Moreover, investments in technology, including future investments in upgrades and enhancements in software, may not necessarily maintain our competitiveness. Our future success will also depend in part on our ability to anticipate and develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our inability to effectively keep pace with continuing changes in the IT industry could have a material adverse effect on our business, financial condition and results of operations.

THE COMPETITIVE NATURE OF OUR INDUSTRY COULD IMPAIR OUR ABILITY TO OBTAIN CUSTOMERS AND REDUCE OUR REVENUE AND LIKELIHOOD OF PROFITABILITY.

We operate in a very competitive business environment that could adversely affect our ability to obtain and maintain customers.  The web development industry is highly fragmented and competitive, with several local service providers as well as a large number of smaller independent contractors serving local and regional markets.  The majority of our competitors have greater financial and other resources than we do.  Many of our competitors also have a history of successful operations and an established reputation within the industry.  Contracts in the web development industry are generally gained through a competitive bidding process.  Some of our competitors may be prepared to accept smaller fees than we when negotiating contracts.  Our inability to be competitive in obtaining and maintaining customers would reduce our revenue and our likelihood of profitability.

THE INDUSTRY IN WHICH WE OPERATE HAS RELATIVELY LOW BARRIERS TO ENTRY AND INCREASED COMPETITION COULD RESULT IN MARGIN EROSION, WHICH WOULD MAKE PROFITABILITY EVEN MORE DIFFICULT TO SUSTAIN.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low.  Business start-up costs do not pose a significant barrier to entry. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved..

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company as described in the following risk factor. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

While we currently qualify as an "emerging growth company" under the JOBS Act, we will lose that status at the latest by the end of 2017, which will increase the costs and demands placed upon management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

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Risk Related to Our Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stock and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock.  Our shares have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE EXCHANGE ACT, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR DIRECTORS, EXECUTIVE OFFICES AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT. IN ADDITION, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of March 28, 2012, we have less than 40 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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ALTHOUGH WE EXPECT TO APPLY FOR QUOTATION ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, WE MAY NOT BE APPROVED FOR TRADING ON THE OTCBB; THEREFORE SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM, OR BOTH.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

The selling security holders are selling all of the shares of our common stock covered by this prospectus for their own account.  Accordingly, we will not receive any proceeds from the resale of the common stock.  All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market that may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holders, as more fully described below, is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 1,033,000 shares of our common stock held by 34 shareholders.  Such shareholders include the holders of the 1,033,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed on June 30, 2011, at an offering price of $0.01.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling security holder as of March 28, 2012, and the number of shares of common stock being offered by the selling security holders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time.  However, the selling security holders are under no obligation to sell all or any portion of such shares nor are the selling security holders obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the selling security holders.

Name	Shares Beneficially Owned Prior To Offering(1)	Shares to be Offered	Amount Beneficially Owned After Offering (2)	Percent Beneficially Owned After Offering

Franscisco Aldaco	1,000	1,000	0	0%

Lisa Angarano	1,000	1,000	0	0%

David Blake	1,000	1,000	0	0%

William Forhan	1,000	1,000	0	0%

Barbara Busch	1,000	1,000	0	0%

Connie Van Curren	1,000	1,000	0	0%

Jeremiah Chiacchai	1,000	1,000	0	0%

James Christie	1,000	1,000	0	0%

Alan Deutsch	1,000	1,000	0	0%

Louis Diaz	1,000	1,000	0	0%

Louis M. Diaz	1,000	1,000	0	0%

James Doulgeris	1,000	1,000	0	0%

Denise Doulgeris	1,000	1,000	0	0%

David Dreslin	1,000	1,000	0	0%

Robert Dudenhoefer	1,000	1,000	0	0%

Angela Dudenhoefer	1,000	1,000	0	0%

Jan Franklin	1,000	1,000	0	0%

Darren Griffin	1,000	1,000	0	0%

Russell Hill	1,000	1,000	0	0%

Sonny Matta	1,000	1,000	0	0%

Lee Pemberton	1,000	1,000	0	0%

Nancy Pemberton	1,000	1,000	0	0%

Jody Reed	1,000	1,000	0	0%

Robert Rohr	1,000	1,000	0	0%

Thomas Flood	1,000	1,000	0	0%

Laura Flood	1,000	1,000	0	0%

Jean Shagena	1,000	1,000	0	0%

Victoria Sheaffer	1,000	1,000	0	0%

Wanda Snyder	1,000	1,000	0	0%

Brandon Stevens	1,000	1,000	0	0%

Eric Voorheis	1,000	1,000	0	0%

David E. Werner	1,000	1,000	0	0%

Patricia Sue Werner	1,000	1,000	0	0%

Edward G Mass Jr.	1,000,000	1,000,000	0	0%

Among the selling security holders, James Christie is our President and Chief Executive Officer. Except for the aforementioned, to our knowledge, none of the other selling security holders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;

•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

•	are broker-dealers or affiliated with broker-dealers.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.  Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by selling security holders must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

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•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;

•	through direct sales to purchasers or sales effected through agents;

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise);

•	any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

In addition, the selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling security holders.  The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling security holders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.  We have agreed to bear all fees and expenses incident to the registration of the shares of our common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling security holders.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.00001 par value per share and 250,000,000 shares are common stock, $0.00001 par value per share.

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Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 66,033,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share.  Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.  Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our Transfer Agent is VStock Transfer, LLC with an address at 150 West 46th Street, New York, NY 10036,  Telephone: (212) 730-4302, Facsimile: (212) 730-4306.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, 2580 Anthem Village Drive, Henderson, NV 89052, Telephone: (702) 563-1600, Facsimile: (702) 920-8049 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

The Company

Anglesea Enterprises, Inc. (the “Company” or “Anglesea”) was formed on February 8, 2011, in the State of Nevada.  We are a development stage company with no revenues and net losses to date. We plan to provide of marketing and web-related services to small businesses including the design and development of original websites, creative writing and graphics, virtual tours, audio/visual services, marketing analysis and search engine optimization.  We also plan to provide economical internet-related marketing services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via their website.

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Accordingly, you cannot fully evaluate our business, and therefore our future prospects, due to a lack of operating history and revenues. To date, our business development activities have consisted solely of developing our own website and preliminary discussions of our planned service offering with prospective customers strategic partners who offer such services. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business development efforts and establish revenue and profit generating operations. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

Executive Summary

We plan to offer both informational and e-commerce sites with HTML and Flash designs. We plan to help small businesses promote themselves online with custom designed websites. We intend to work with our customers to create a design that is suitable for their business needs. We plan to do so by using modern, easily accessible, standard base design methods; by customizing a pre-packaged template for a specific business or by creating a unique design based on consumers specific needs.

Whether a small business is looking to create a new website design or update their old website or logo, we plan to help accommodate their needs. We plan to also help small businesses establish their own “blog” and e-commerce solution to expand their sales reach.

Following the date of this registration statement, our business plan for the next twelve months includes the following anticipated timeline of milestones:

1.	Commence Marketing Campaign – April 2012
2.	Complete Company Website – May 2012
3.	Create Strategic Alliances – April – July 2012

We hope to commence generating sales revenues from our new marketing and business development activities within the next six months.  Our business plan depends on our ability to successfully market our services and build our client base.  Our results can be affected by our ability to price and sell our services to be competitive with other service providers in the market.  There can be no assurance we will be successful in implementing our sales and marketing plan or our plan of operations.  If we are unable to generate sufficient clients or provide services at competitive prices we may have to reduce, suspend or cease our efforts.  If we are forced to cease our previously stated efforts, we do not have plans to pursue other business opportunities.

The demand for web development and marketing services in the small business market continues to grow.  The majority of e-commerce service providers generally focus on servicing large and medium-sized corporations.  We are developing a business network to try to reduce the burden of heavy project costs in order to afford us the opportunity to offer web development services at competitive prices.  We hope to accomplish this goal by strategically aligning ourselves with other service providers to create a bundle of affordable, internet and business services. To date, we have not established any strategic alliances.

Our mission will be to provide accessible, affordable and streamlined web and marketing services to emerging companies.

Web Design and Web Marketing Services

We plan to offer turn-key, full-service web design and Internet solutions for small businesses. The following is a list of our planned primary website services, which includes but is not limited to the following:

1)	Website Development, Design and Maintenance: We plan to tailor and customize each websites design to the individual clients needs with the ability to fully integrate business needs as they arise.

2)	Creative Writing and Graphics: We plan to provide clients with creative prose to articulate their message to the right target audience. We plan to create graphics to “tell the story” and deliver a powerful message to customers.

3)	Website Analysis and Marketing: We plan to offer analysis and testing of client websites based on industry standards for the form and content on the site. Once the website is analyzed, we will recommend and develop marketing tools and analytics for the client to reach their targeted customer.

4)	Virtual Tours: We plan to creative audio/visual video tours of products, facilities and operations. We intend to create a unique sales tool – instead of sending out a brochure as a flat picture, clients can show their business/products as they are operating.

5)	Search Engine Optimization (“SEO”): The process of improving a client’s website-visibility in an unpaid web search result, such as Google. We plan to develop the SEO as part of the marketing campaign in the beginning of the project by developing code and keywords in the programming to make it more search-friendly. The more frequently a site appears in the search results, the more visitors it will receive from the search engine’s results.

6)	E-Commerce Development: Based on the growth of on-line buying habits we plan to offer e-commerce solutions from E-Bay store fronts to database development and deployment. These are customized based on the client’s products and the needs of their consumers.

7)	Ancillary Business Services – Marketing and Operational Consulting: These services will be offered in the future because they can be used to establish and maintain a strong residual income and it affords us the ability to package together services from various providers and expand our range of small business services and lock-in long term client relationships.

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Operations

For the website design, development, marketing, analysis, and maintenance we plan to contract with various industry professionals to handle our clients' needs. For the website hosting services we plan to form strategic alliances with industry leaders to provide top-rate, reliable hosting solutions. Forming such strategic alliances would allow us to offer consumers flexibility in hosting features and customizability while keeping costs down.  Such benefits are crucial to preserving the integrity of our company as being a 'full-service internet solutions provider' for small businesses.  To date, we have not established any strategic alliances. The ancillary creative services are primarily fulfilled in-house by our Chief Executive Officer and President Mr. James Christie.

We operate in both a Windows® and Macintosh® environment and are equipped with current software and hardware tools necessary to meet our project requirements. Within the next twelve months, we will be investing in additional tools and servers that will extend our capabilities in handling various types of program files (i.e. Macintosh computers for graphic design, large capacity data storage, and high-end image scanners).  We also plan to purchase licensing agreements with major software vendors to allow for automatic upgrades in new software tools.

Our initial focus will almost exclusively be on website development for small businesses stepping into the internet for the first time. We plan to market our services to businesses looking to expand their reach to new customers and communicate their message to a larger audience.  We plan to help the small business create an on-line presence by designing, developing and launching their website. We plan to also help them continue to improve their website and on-line message through website marketing and analytics, e-commerce solutions and virtual tours.

Accordingly, you cannot fully evaluate our business, and therefore our future prospects, due to a lack of operating history and revenues. To date, our business development activities have consisted solely of developing our own website and preliminary discussions of our planned service offering with prospective customers strategic partners who offer such services. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business development efforts and establish revenue and profit generating operations. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

The Market

To meet customers’ needs, more and more small businesses have recognized the requirement to establish and maintain a dynamic on-line presence.   No matter the size of the business, a small business can have a large business “look and feel” via its website if properly developed and managed.

On-line marketing is relatively inexpensive when compared to the cost of traditional advertising based on its reach to the target audience.  By its nature, the internet allows consumers to research and purchase products and services at their own convenience. Therefore, businesses have the advantage of appealing to consumers over the internet that can bring about sales results more quickly when effective targeted.

In a national survey in December 2009, the Pew Research Center found that 74% of American adults (ages 18 and older) use the Internet. The size of the market for on-line advertising alone has grown into be a billion dollar industry and the Interactive Advertising Bureau (“IAB”) Internet Advertising Revenue Report prepared by Pricewaterhouse Coopers US (“PwC”) in 2010, puts all 2010 internet advertising revenues at a record $26 billion in the US, up 15% from 2009. Fourth quarter revenue also hit new highs at $7.45 billion, up 19% from Q4 2009 and 15% from Q3 2010. In an updated IAB report prepared by PwC for the first half of 2011, internet advertising revenues were up 23% to $14.9 billion in the US for the first six months of 2011 over 2010.

Regarding product sales via the internet, in March 2010 Forrester Research predicted that on-line sales in the U.S. will keep growing at a 10 percent compound annual growth rate through 2014. The forecast for online retail sales in the U.S. will reach nearly $249 billion by 2014, up from $155 billion in 2009.

Marketing Strategy

Our marketing strategy focus is on our local market encompassing the west coast of Florida, expanding as we grow out our customer base.  We want to sell our clients on the value of our services.  We have packaged our product offering into tiered pricing categories based on a menu of service items that can provide a full suite of website development and on-line marketing.  We intend to target small business clients through local area business events, building our referral network of professionals, such as attorneys and accountants, and target marketing through local media, direct mail and email campaigns, social media and our own on-line presence.

To date, our business development activities have consisted solely of developing our own website and preliminary discussions of our planned service offering with prospective customers strategic partners who offer such services. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business development efforts and establish revenue and profit generating operations. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

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Competition

The website development and on-line marketing business is highly competitive and fragmented.  Our focus will be to streamline our services for the small business market. There are however other competitors that have been in business for longer than our business, and have an established customer base and referral network.  These competitors can range in size from small, independent operators to large companies with significantly greater resources than us.  Certain competitors may also be willing to accept lower fees based on their overhead structure.  As such, we may have difficulty attracting and retaining clients and may be forced to lower our fee structure to complete effectively, which may negatively impact our operations.

The Company’s growth will depend upon our ability to bring our services to the market place and to adjust pricing and manage costs to remain competitive.  There can be no assurance we will be able to implement our services at competitive pricing.

Pricing Strategy

Cost remains the driving component of most website development projects.  We plan to offer pricing packages with customized services to meet our client specific needs.

1)	Custom Web Site:

•	Complete custom web design
•	Unlimited revisions
•	Multiple initial design concepts to choose from
•	Search engine friendly web site
•	Full service - design, hosting and help all in one place if needed
•	Price $499

2)	Content Management Web Site:

•	CMS website (Content Management System)
•	Complete custom web design
•	Expandable – additional pages as needed
•	Unlimited revisions
•	Ease of managing the website yourself - No design knowledge required to maintain
•	Multiple initial design concepts to choose from
•	Search engine friendly web site, including Marketing Blog
•	Allows visitors to search the content of your website with a user friendly search feature
•	Unlimited linking to your social networking websites such as Facebook and Twitter
•	Full service - design, hosting and help all in one place if needed
•	Price - $799

3)	Content Management and E-Commerce Web Site:

•	CMS website (Content Management System)
•	Complete custom web design
•	Expandable – additional pages as needed
•	Unlimited revisions
•	Ease of managing the website yourself - No design knowledge required to maintain
•	Multiple initial design concepts to choose from
•	Search engine friendly web site, including Marketing Blog
•	Allows visitors to search the content of your website with a user friendly search feature
•	Unlimited linking to your social networking websites such as Facebook and Twitter

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•	Allows you to sell an unlimited number of products
•	Product Search Feature
•	Allows you to sell downloadable products
•	Integrated Shipping with USPS and UPS (Fed Ex Module available at $25)
•	Inventory Control
•	Integrated payment modules such as Authorize.net & PayPal
•	Easy self updateable products/categories.
•	Full service - design, hosting and help all in one place if needed
•	Price $1,799

4)	Website Hosting: Depending on the type and size of the website, the price for hosting can vary greatly. The average cost of hosting for most clients is $35 per month.

5)	Ancillary Creative Services: We charge a set fee of $79 per hour billed in 15 minute increments. We also offer set services on a monthly subscription customized to the client’s business. Below is a list of some of the other services available:

• Virtual Tours	• Database Hosting
• Database Driven - Feedback Form	• Domain Registration
• Logo Designing	• Brochure Designing
• Business Card Design	• SEO Friendly Marketing Blog
• Message Board/Forum	• Password Protected Login Page
• Site Search	• Manageable Photo Gallery
• CD Presentation	• Voice Over
• Payment Integration	• Ad Banners
• Flash Intro	• Manageable Photo Galley
• Website Video Spokesperson	• Webmaster Service

Our website is live and is located at www.angleseaenterprises.com.

Employees

As of March 28, 2012, we have one employee, and plan to employ additional qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 13799 Park Blvd., Suite 147, Seminole, FL 33776 and our telephone number is (727) 393-7439.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock.  We anticipate engaging a market maker to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we have 36 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition.  The discussion should be read along with our financial statements and notes thereto.  This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Executive Summary

Anglesea Enterprises Inc. (the “Company” or “Anglesea”) was formed on February 8, 2011 in the State of Nevada.  We are a development stage company with no revenues and net losses to date. We plan to provide of marketing and web-related services to small businesses including website development and design, creative writing and graphics, virtual tours, audio/visual services, marketing analysis and search engine optimization.  We also plan to provide economical internet-related marketing services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via their website.

Accordingly, you cannot fully evaluate our business, and therefore our future prospects, due to a lack of operating history and revenues. To date, our business development activities have consisted solely of developing our own website and preliminary discussions of our planned service offering with prospective customers strategic partners who offer such services. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business development efforts and establish revenue and profit generating operations. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

The demand for web development and marketing services in the small business market continues to grow.  The majority of e-commerce service providers focus on servicing large and medium-sized corporations.  We are developing a business network to try to reduce project costs and afford us the opportunity to offer web development services at competitive prices.  We hope to accomplish this by strategically aligning ourselves with other service providers to bundle affordable internet and business services to our customers. To date, we have not established any strategic alliances.

Limited Operating History

We are a development stage company with limited operations and no revenues to date from our business.  There is limited historical financial information about us upon which to base an evaluation of our performance.  There is no guarantee that we will be successful in the implementation of our business plan as described herein.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance.

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Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

We anticipate relying on equity sales of our common stock in order to continue to fund implementation of our business plan.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities. We may also rely on loans from our shareholders; however, there are no assurances that our shareholders will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Equity financing could result in additional dilution to existing shareholders.

PLAN OF OPERATION

We have begun limited operations toward developing our business plan and beginning to market our website development and internet marketing-related services to small businesses by networking with professionals in the business community such as attorneys and accountants to establish our referral source network.  All business functions are coordinated and managed by our Chief Executive Officer and President, Mr. James Christie.

Following the date of this registration statement, our business plan for the next twelve months includes the following anticipated milestones:

Commence Marketing Campaign – April 2012

Our plan of operations includes attendance at networking opportunities within the local business community and among professionals. The Company’s anticipated minimum marketing expenses are $1,250 per month and operational costs of $500 per month for the next twelve months. This total estimated cost for the next twelve months is $21,000 and may be funded by shareholder loans, although there is no written agreement or guarantee we will receive such loans.  To accelerate our marketing efforts we are actively seeking additional financing on favorable terms to more quickly promote our business model to a larger audience.  There can be no assurance we will be successful in implementing our marketing campaign or that we will be able to provide our services at lower costs than our competitors.  The development of a consistent marketing program requires the commitment of substantial resources.  Marketing is an ongoing effort that will continue during the life of the Company. If additional capital is not available on acceptable terms, we may not be able to implement our marketing and business development plans or continue our operations.

Complete Company Website – May 2012

To support our marketing efforts we have begun to develop marketing materials and a public relations and advertising program by promoting our website, www.angleseaenterprises.com, at local business events.  Our website is live but is currently under construction. We anticipate our website will require additional funding of $4,000 to complete the build-out of the website and there can be no assurance that we will have adequate funding to complete the website. Updating and improving our website will continue throughout the life of the Company. If additional capital is not available on acceptable terms, we may not be able to implement our marketing and business development plans or continue our operations.

Create Strategic Alliances – April – July 2012

For the website design, development, marketing, analysis, and maintenance we plan to contract with various industry professionals to handle our clients' needs. For the website hosting services we plan to form strategic alliances with industry leaders to provide top-rate, reliable hosting solutions. Forming such strategic alliances would allow us to offer consumers flexibility in hosting features and customizability while keeping costs down.  Such benefits are crucial to preserving the integrity of our company as being a 'full-service internet solutions provider' for small businesses.  To date, we have not established any strategic alliances, but through personal contacts of our Chief Executive Officer and President Mr. James Christie, we hope to establish such relationships in the future. Mr. Christie plans to hire additional employees at market rates as the Company’s cash flow increases.  Any sales related employees will be retained on a commission basis and design and development employees will be contracted on an hourly basis based on project specifications. Creating these relationships will continue throughout the life of the Company, but there can be no assurance that we will be able to establish such relationships or that these services will be available to us at industry competitive pricing.

Complete S-1 Registration Statement (“Registration Statement”) – June 2012

We anticipate to complete the Registration Statement we will need to spend approximately $20,000 over the next 90 – 120 days, including the costs associated with meeting our obligations as a limited reporting company over the next twelve months. We are not raising any money as part of the Registration Statement. We believe the reporting company status may give us additional access to capital. Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Equity financing could result in additional dilution to existing shareholders.

To date we have spent $43,949 for operating expenses. We have paid approximately $40,820 in consulting and professional fees and $3,129 in miscellaneous general and administrative expenses in developing our business plan and in association with the filing of our Registration Statement.

We hope to commence generating sales revenues from our new marketing and business development activities within the next six months.  Our business plan depends on our ability to successfully market our services and build our client base.  Our results can be affected by our ability to price and sell our services to be competitive with other service providers in the market.  There can be no assurance we will be successful in implementing our sales and marketing plan or our plan of operations.  If we are unable to generate sufficient clients or provide services at competitive prices we may have to reduce, suspend or cease our efforts.  If we are forced to cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Results of Operations

For the period from February 8, 2011 (inception), to March 31, 2012, the Company has been in the development stage and had no revenue. Expenses for the period totaled $43,949 resulting in a loss of $43,949. Expenses for the period consisted of $40,820 in total consulting and professional fees and $3,129 for general and administrative expenses.  During this period we have hired a consultant in the areas of accounting and compliance and paid legal fees and auditing fees related to the Registration Statement.

For the six months ended March 31, 2012, the Company has been in development stage and had no revenue. Expenses for the period totaled $28,379 resulting in a loss of $28,379. Expenses for the period consisted of $26,300 in total consulting and professional fees and $2,079 for general and administrative expenses.

For the three months ended March 31, 2012, the Company has been in the development stage and had no revenue. Expenses for the period totaled $7,455 resulting in a loss of $7,455. Expenses for the period consisted of $6,900 in total consulting and professional fees and $555 for general and administrative expenses.

As of the date of this filing, we have one employee.  We plan to hire additional personnel, subject to our cash flow from operations or additional financing, within the next twelve months.

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Going Concern

As reflected in the accompanying financial statements, we have a net loss of $43,949 and no revenues to date.  We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. This raises substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional capital and implement our business plan provide for us the opportunity to continue as a going concern. However, there can be no assurance that we will be successful in implementing our business plan to generate revenue and net profits, and there can be no assurance that we will be successful in obtaining additional capital to fund ongoing operations.

Liquidity and Capital Resources

As of March 31, 2012 we had $17,281 in cash on hand.  Based on our cash position, we believe we do not have enough cash to complete our Registration Statement and support minimal daily operations while we are attempting to commence operations and produce revenues. We estimate the Company requires at minimum $45,000 to implement its business plans over the next twelve months. We will need to spend approximately $20,000 to complete the Registration Statement over the next 90 – 120 days, including the costs associated with meeting our obligations as a limited reporting company over the next twelve months. In addition, we anticipate we will need $25,000 to cover minimal marketing expenses and operational costs to achieve revenues. The Company estimates it will commence generating sales revenues from our new marketing and sales programs within the next six months.  We may be unable to successfully implement our business plan to generate revenues, as indicated elsewhere in this Registration Statement.

We are a development stage company with limited operations and no revenues and net loses to date from our business.  To meet our needs for cash required for the long-term implementation of our business plan we will need to generate sufficient revenues and net profit to continue our operations or require additional capital.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash.  If we need additional cash and cannot raise it through equity financings, we may ask our existing shareholders to invest additional capital into the Company.  There can be no assurance that our existing shareholders will provide us with additional capital.  If we are unable to raise sufficient capital we may have to either, suspend implementation of our business plan until we are able to raise capital, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.  We believe we can implement our business plan and achieve profitable operations, however, we cannot guarantee that our operations and proceeds from any capital raise will be sufficient for us to continue as going concern.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

From Inception (February 8, 2011) through March 31, 2012

Cash at beginning of period	$0
Net cash used in operating activities	(43,229)
Net cash used in investing activities	0
Net cash provided by financing activities	60,510
Cash at end of period	$17,281

Cash Flows from Operating Activities

Cash used in operating activities increased 43,229 for the period from inception to March 31, 2012.  The increase was attributable to consulting and professional fees and general and administrative expenses paid during the period.

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Cash Flows from Investing Activities

The Company had no cash used in or provided by investing activities.

Cash Flow from Financing Activities

Cash provided by financing activities increased $60,510 for the period from inception to March 31, 2012.  The increase was primarily attributable to $60,333 in proceeds from the sale of 6,033,000 restricted shares of common stock.

We estimate the Company needs, at minimum, $45,000 to implement its business plan over the next twelve months.  The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. If we are unable to satisfy our cash requirements we may be unable to proceed with the Registration Statement and our plan of operations.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our services.  We expect to keep operating costs to a minimum until cash is available through operating activities or financing.  We plan to continue to seek, in addition to equity financing, other sources of debt financing on favorable terms; however, there can be no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional capital for our working capital needs, we may need to curtail, suspend or cease operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover unforeseen cash requirements during the initial stages of operations.

We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP").  GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported.  These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition.  We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances.  Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements.  While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical.  Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates.  Actual results may differ from those estimates.  Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Section 187 of the JOBS Act provides that an emergency growth company can take advantage of the extended transition period provided in Section 7(a)(2)(8) of the Security Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as special purpose entities.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of the officer and director as of June 15, 2012. Our Executive officer is elected annually by our Board of Directors (the “Board”). Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

NAME	AGE	POSITION	OFFICER AND/OR DIRECTOR SINCE

James Christie	43	Chief Executive Officer, President and Director	February 2011

Leslie Toups	44	Director	February 2011

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

James Christie (43) – Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Christie has over 20 years of experience in marketing, business-to-business sales, operations, research and development, and financial management of high-tech businesses.  He has strong product knowledge of servers and computers, cameras and webcams, printers and scanners, database software and computer related services.  In 1991, Mr. Christie founded and has served as President of Bubbleworld.com, a multimedia, interactive services company specializing in emerging computer-related technologies.  His clients have included Fortune 500 Companies, professional sports teams and universities and municipalities.  He has also developed various search engine optimization strategies including social media marketing for companies such as Face Book and LinkedIn.  From 1997 to 1999, Mr. Christie served as the executive director of St. Croix Cruises managing the day-to-day operations of a three-ship fleet of private charter boats.  From 1992 to 1995, Mr. Christie served as the database editor and research librarian for the St. Petersburg Times .  He worked for the regional newspaper creating databases for research and development of content appearing in the daily newspaper, as well as managing the information flow between the newsroom and art departments.  Mr. Christie graduated from Eastern Michigan University in 1990 with a BA in English with minors in Journalism and Art History.

Mr. Christie is not an officer or director of any public companies.  Mr. Christie is founder and President of Bubbleworld.com. Bubbleworld.com primarily focuses on the marketing and development of various types of entertainment websites, such as bars, restaurants and resort destinations. As the founder and President of Bubbleworld.com, Mr. Christie is responsible for internet and marketing related services related to the site and websites it promotes which may create a conflict of interest. While Bubleworld.com focuses on business in the entertainment sector, Mr. Christie plans to utilize his expertise in internet marketing, site development and management to help small businesses across a wide array of business segments to implement and develop their own strategies for Anglesea. Mr. Christie currently devotes 50% of his time to Anglesea Enterprises which ranges from 20 to 30 hours per week. However, Mr. Christie intends to devote more of his time to the Company once we are further along in our operations. Additionally, in order to help the Company fully realize its business plan, Mr. Christie plans to employ qualified employees over the course of the next twelve months.

Leslie Toups (44) -Director

Ms. Toups has over 22 years of experience in journalism and marketing.  Since 1994, she served as an independent freelance writer and has been involved in various community and volunteer efforts.  From 1989 to 1994, Ms. Toups worked a freelance writer for the Florida Catholic Newspaper.

Ms. Toups graduated from Texas Christian University with a B.A. in Journalism with emphasis on adverting and public relations.

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The Company believes that Ms. Toups experience with writing and marketing will help the Company develop its desired customer base and furthering its growth and development as a public company.

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from inception (February 8, 2011) through March 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
James Christie	2011	$0	0	0	0	0	0	$1,200	$0
Chief Executive Officer
Leslie Toups	2011	$0	0	0	0	0	0	420	$420
Founder/ Director

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through March 31, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception, February 8, 2011, through the date of this prospectus by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Effective December 1, 2011, the Company and Mr. Christie, our Chief Executive Officer and President, entered into a two (2) year employment agreement (the “Employment Agreement”). Mr. Christie shall not be entitled to any compensation, bonus payment or benefits until the Company has reached $250,000 in gross revenues (the “Revenue Milestone”).  Upon the Company reaching the Revenue Milestone, Mr. Christie shall be entitled to an annual salary of $75,000 (the “Base Salary”). Among other things, Mr. Christie is responsible for overseeing all operations of the Company including but not limited to evaluation of business opportunities, and the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended. Upon the Company reaching the Revenue Milestone, Mr. Christie shall also be entitled to all reasonable and customary fringe benefits, including, but not limited to, medical, dental, disability and life insurance, vacation and sick leave. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.

In the event that Mr. Christie’s employment is terminated by the Company without cause including but not limited to an involuntary change in position or termination of Mr. Christie as a result of a material breach of this Agreement by the Company (any of the foregoing, an “Involuntary Termination”), Mr. Christie shall receive from the Company, through the effective date of the Involuntary Termination:  (i)  the Base Salary, including relevant cost of living adjustments; (ii) (a) compensation for all accrued, unexpired vacation time and (b) any applicable outstanding expense reimbursements; and (iii) an additional two weeks’ pay of Mr. Christie’s then current Base Salary.

Mr. Christie may elect, by written notice to the Company, to terminate his employment with continued pay through the Employment Agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control, (iii) more than 50% of the outstanding stock is acquired by a third party, or (iv) the Company defaults in making payments required to Mr. Christie under this agreement. For two years following his resignation or termination, Mr. Christie will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 15, 2012, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
Leslie Toups(1) 13799 Park Blvd., Suite 147, Seminole, FL 33776	60,000,000	90.86%

Edward G. Mass Jr. 2323 State Road 580 Clear Water FL, 33761	6,000,000	9.09%

James Christie 13799 Park Blvd., Suite 147, Seminole, FL 33776	1,000	0.001%

All Executive Officers and Directors as a group (2)		90.861%
Total	60,001,000

(1)	Based on 66,033,000 shares of common stock outstanding as of June 15, 2012. Leslie Toups is the director of the Company and owns 90.86% of the outstanding stock, none of which is being registered for resale in this prospectus.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mrs. Leslie Toups is a director and founder of the Company. On February 8, 2011 Mrs. Toups was issued 60,000,000 shares of common stock as founder shares for services. Mr. James Christie, our President and Chief Executive Officer purchased 1,000 shares of the Company’s common stock in a private offering. Mr. Christie is registering those shares for resale as part of this offering.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to Mr. Christie, our Chief Executive Officer, President and director or Mrs. Toups, director of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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ANGLESEA ENTERPRISES, INC

FINANCIAL STATEMENTS

FROM INCEPTION (FEBRUARY 8, 2011) TO September 30, 2011

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEET AS OF September 30, 2011

PAGE	F-4	STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (FEBRUARY 8, 2011) TO September 30, 2011

PAGE	F-5	STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (FEBRUARY 8, 2011) TO September 30, 2011

PAGE	F-6	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (FEBRUARY 8, 2011) TO September 30, 2011

PAGE	F-7	NOTES TO FINANCIAL STATEMENT

FINANCIAL STATEMENTS

FROM INCEPTION (FEBRUARY 8, 2011) TO MARCH 31, 2012

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

PAGE	F-11	BALANCE SHEETS AS OF MARCH 31, 2012 AND SEPTEMBER 30, 2011

PAGE	F-12	STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM INCEPTION (FEBRUARY 8, 2011) TO MARCH 31, 2012

PAGE	F-13	STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (FEBRUARY 8, 2011) TO MARCH 31, 2012

PAGE	F-14	STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM INCEPTION (FEBRUARY 8, 2011) TO MARCH 31, 2012

PAGE	F-15	NOTES TO FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Anglesea Enterprises, Inc.

We have audited the accompanying balance sheet of Anglesea Enterprises, Inc. (A Development Stage Company) as of September 30, 2011 and the related statements of operations, stockholders’ equity, and cash flows from inception (February 8, 2011) to September 30, 2011. Anglesea Enterprises, Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anglesea Enterprises, Inc. (A Development Stage Company) as of September 30, 2011 and the results of its operations and its cash flows from inception (February 8, 2011) to September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

January 12, 2012

F-2

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Balance Sheet

September 30,
2011
(Audited)

ASSETS

CURRENT ASSETS
$45,660
Cash
Total Current Assets	45,660

TOTAL ASSETS	$45,660

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued expense	$300
-

Total Current Liabilities	300

STOCKHOLDERS' EQUITY

Preferred stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares authorized, 66,033,000 shares issued and outstanding at September 30, 2011.	660
Additional paid-in capital	60,270
Deficit accumulated during the development stage	(15,570)

Total Stockholders' Equity	45,360

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,660

The accompanying notes are an integral part of these financial statements.

F-3

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Statement of Operations

From Inception
( February 8,
2011) Through
September 30,
2011
(Audited)
REVENUES	$-

OPERATING EXPENSES
Consulting fees	12,420
Professional fees	2,100
General and administrative	1,050

Total Operating Expenses	15,570

LOSS FROM OPERATIONS	(15,570)

NET LOSS	$(15,570)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	65,961,692

The accompanying notes are an integral part of these financial statements

F-4

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Statement of Stockholders' Equity (Deficit)

From Inception (February 8, 2011) through September 30, 2011

						Deficit
						Accumulated
					Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Balance at inception, February 8, 2011	-	$-	-	$-	$-	$-	$-

Issuance of common stock on February 8, 2011 (60,000,000 Issued at cash price of $0.000003 per share for a total value of $180 and for services for a total value of $420)			60,000,000	600	-		600

Issuance of common stock on February 10, 2011 for cash at a price of $0.01 per share			6,000,000	60	59,940		60,000

Issuance of common stock in June 2011 for cash at a price of $0.01 per share			33,000	-	330		330

Net Loss for the period from inception to September 30, 2011						(15,570)	(15,570)

Balance, September 30, 2011	-	$-	66,033,000	$660	$60,270	$(15,570)	$45,360

The accompanying notes are an integral part of these financial statements

F-5

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Statement of Cash Flows

From Inception
( February 8,
2011) Through
September 30,
2011
(Audited)
OPERATING ACTIVITIES

Net loss	$(15,570)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	420

Changes in operating assets and liabilities
Increase in accrued expense	300

Net cash used in operating activities	(14,850)

FINANCING ACTIVITIES

Common stock issued for cash	60,510

Net cash provided by financing activities	60,510

NET INCREASE (DECREASE) IN CASH	45,660

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$45,660

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception (February 8, 2011) Through September 30, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The financial statements presented are those of Anglesea Enterprises, Inc.  The Company was originally incorporated under the laws of the state of Nevada on February 8, 2011.  The Company has not commenced significant operations and, in accordance with ASC Topic 915, is considered a development stage company.  Anglesea Enterprises, Inc. offers internet and web-related services to small businesses including website development, creative writing and design, and marketing analysis.  The Company provides Internet solutions to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web.  Management has experience in marketing, commercial website development and business-to-business sales.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a September 30th year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Revenue Recognition

Revenue is recognized in accordance with the criteria established in the accounting literature regarding recognition of revenues, specifically, FASB Accounting Standards Codification topic 605, “Revenue Recognition”.  The Company will recognize revenue for its design and development services as the projects are completed.  Revenue from other services provided such as website hosting and maintenance, creative design updates and marketing analysis will be recognized as billed on a monthly basis.

Property

The Company does not own any property.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company has not incurred any advertising expense as of September 30, 2011.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at September 30, 2011 the Company had no cash equivalents.

F-7

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception (February 8, 2011) Through September 30, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2011.

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes”.   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

September 30, 2011
Income tax expense at statutory rate	$(5,790)
Net deferred tax asset	5,790
Income tax expense per books	$-

F-8

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception (February 8, 2011) Through September 30, 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Net deferred tax assets consist of the following components as of:

September 30, 2011
NOL carryover	$(5,790)
Valuation allowance	(5,790)
Net deferred tax asset	$-

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based compensation.

As of September 30, 2011, the Company has not issued any share-based payments.

The Company records stock-based compensation in accordance with ASC 718 using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

2.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through September 30, 2011, the Company recognized no sales revenue and incurred a net loss of $15,570.  As of September 30, 2011, the Company had an accumulated deficit of $15,570.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally the Company is actively seeking strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-9

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception (February 8, 2011) Through September 30, 2011

3	STOCKHOLDERS’ EQUITY

The stockholders' equity section of the Company contains the following classes of Capital stock as of September 30 2011, respectively:

—	Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.

—	Common Stock, $0.00001 par value, 250,000,000 shares authorized 66,033,000 shares issued and outstanding.

COMMON STOCK

—	On February 8, 2011, the Company entered into an agreement with one of its founders for the sale of 60,000,000 shares of common stock at a price of $0.000003 per share. The Company realized $180 from this subscription and $420 was realized towards the services rendered to the Company by the founding member.

—	On February 10, 2011, we entered into an agreement with one investor for the sale of 6,000,000 shares of common stock at a price of $0.01 per share. The Company realized $60,000 from these subscriptions.

—	In June 2011, the Company entered into an agreement for the sale of 33,000 shares at a price of $0.01 per share to 33 different investors. The Company realized $330 from these subscriptions.

4	SUBSEQUENT EVENT

Effective December 1, 2011, the Company and Mr. Christie, our Chief Executive Officer and President, entered into a two (2) year employment agreement (the “Employment Agreement”). Mr. Christie shall not be entitled to any compensation, bonus payment or benefits until the Company has reached $250,000 in gross revenues (the “Revenue Milestone”).  Upon the Company reaching the Revenue Milestone, Mr. Christie shall be entitled to an annual salary of $75,000 (the “Base Salary”). Among other things, Mr. Christie is responsible for overseeing all operations of the Company including but not limited to evaluation of business opportunities, and the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended. Upon the Company reaching the Revenue Milestone, Mr. Christie shall also be entitled to all reasonable and customary fringe benefits, including, but not limited to, medical, dental, disability and life insurance, vacation and sick leave. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.

In the event that Mr. Christie’s employment is terminated by the Company without cause including but not limited to an involuntary change in position or termination of Mr. Christie as a result of a material breach of this Agreement by the Company (any of the foregoing, an “Involuntary Termination”), Mr. Christie shall receive from the Company, through the effective date of the Involuntary Termination:  (i)  the Base Salary, including relevant cost of living adjustments; (ii) (a) compensation for all accrued, unexpired vacation time and (b) any applicable outstanding expense reimbursements; and (iii) an additional two weeks’ pay of Mr. Christie’s then current Base Salary.

Mr. Christie may elect, by written notice to the Company, to terminate his employment with continued pay through the Employment Agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control, (iii) more than 50% of the outstanding stock is acquired by a third party, or (iv) the Company defaults in making payments required to Mr. Christie under this agreement. For two years following his resignation or termination, Mr. Christie will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

F-10

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Balance Sheets

	March 31,	September 30,
	2012	2011
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
	$17,281	$45,660
Cash
Total Current Assets	17,281	45,660

TOTAL ASSETS	$17,281	$45,660

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued expense	$300	$300
	-	-
Total Current Liabilities	$300	$300

STOCKHOLDERS' EQUITY

Preferred stock, $0.00001 par value, 20,000,000 shares
authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares
authorized, 66,033,000 shares issued and outstanding
at March 31, 2012 and September 30, 2011.	660	660
Additional paid-in capital	60,270	60,270
Deficit accumulated during the development stage	(43,949)	(15,570)

Total Stockholders' Equity	16,981	45,360

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,281	$45,660

The accompanying notes are an integral part of these financial statements.

F-11

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Statements of Operations

Unaudited

			From Inception
	For The Three	For The Six	( February 8,
	Months Ending	Months Ending	2011) through
	March 31,	March 31,	March 31,
	2012	2012	2012
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$-	$-	$-

OPERATING EXPENSES
Consulting fees	3,000	7,500	19,920
Professional fees	3,900	18,800	20,900
General and administrative	555	2,079	3,129

Total Operating Expenses	7,455	28,379	43,949

LOSS FROM OPERATIONS	(7,455)	(28,379)	(43,949)

NET LOSS	$(7,455)	$(28,379)	$(43,949)

BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	66,033,000	66,033,000

The accompanying notes are an integral part of these financial statements.

F-12

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Statement of Stockholders' Equity (Deficit)

From Inception (February 8, 2011) through March 31, 2012

						Deficit
						Accumulated	Total
					Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception, February 8, 2011	-	$-	-	$-	$-	$-	$-

Issuance of common stock on
February 8, 2011 for cash at a price
of $0.000003 per share			60,000,000	600	-		600

Issuance of common stock on
February 10, 2011 for cash at a
price of $0.01 per share			6,000,000	60	59,940		60,000

Issuance of common stock in
June 2011 for cash at a
price of $0.01 per share			33,000	-	330		330

Net Loss						(15,570)	(15,570)

Balance, September 30, 2011 (Audited)	-	$-	66,033,000	$660	$60,270	$(15,570)	$45,360

Net Loss						(28,379)	(28,379)

Balance, March 31, 2012 (Unaudited)	-	$-	66,033,000	$660	$60,270	$(43,949)	$16,981

The accompanying notes are an integral part of these financial statements.

F-13

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Statements of Cash Flows

Unaudited

		From Inception
	For The Six	( February 8,
	Months Ending	2011) through
	March 31,	March 31,
	2012	2012
	(Unaudited)	(Unaudited)

OPERATING ACTIVITIES

Net loss	$(28,379)	$(43,949)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	-	420

Changes in operating assets and liabilities
Increase in accrued expense	-	300

Net cash used in operating activities	(28,379)	(43,229)

FINANCING ACTIVITIES

Common stock issued for cash	-	60,510

Net Cash Provided by
Net cash provided by financing activities	-	60,510

NET INCREASE (DECREASE) IN CASH	(28,379)	17,281

CASH AT BEGINNING OF PERIOD	45,660	-

CASH AT END OF PERIOD	$17,281	$17,281

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-14

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

For the Six Months ended March 31, 2012

(Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The financial statements presented are those of Anglesea Enterprises, Inc. The Company was originally incorporated under the laws of the state of Nevada on February 8, 2011. The Company has not commenced significant operations and, in accordance with ASC Topic 915, is considered a development stage company. Anglesea Enterprises, Inc. offers internet and web-related services to small businesses including website development, creative writing and design, and marketing analysis.  The Company provides Internet solutions to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web.  Management has experience in marketing, commercial website development and business-to-business sales.

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying balance sheets and related statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. Our interim financial statements as of and for the six months ended March 31, 2012 are considered unaudited.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a September 30th year end.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As at March 31, 2012 the Company had no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-15

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

For the Six Months ended March 31, 2012

(Unaudited)

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the  period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2012.

Fair value of financial instruments

The carrying amounts of financial instruments including cash approximate their fair value because of their short term maturities. The Company does not hold any investments that are available-for-sale.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

2.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through March 31, 2012, the Company recognized no sales revenue and incurred a net loss of $43,949. As of March 31, 2012, the Company had an accumulated deficit of $43,949. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally the Company is actively seeking strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	STOCKHOLDERS’ EQUITY

The stockholders' equity section of the Company contains the following classes of

Capital stock as of March 31, 2012, respectively:

Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.

F-16

ANGLESEA ENTERPRISES, INC.

(A Development Stage Company)

Notes to Financial Statements

For the Six Months ended March 31, 2012

(Unaudited)

3.	STOCKHOLDERS’ EQUITY (Continued)

•	Common Stock, $0.00001 par value, 250,000,000 shares authorized 66,033,000 shares issued and outstanding.

COMMON STOCK

•	On February 8, 2011, the Company entered into an agreement with one of its founders for the sale of 60,000,000 shares of common stock at a price of $0.0000003 per share. The Company realized $180 from this subscription and $420 was realized towards the services rendered to the Company by the founding member.
•	On February 10, 2011, we entered into an agreement with one investor for the sale of 6,000,000 shares of common stock at a price of $0.01 per share. The Company realized $60,000 from these subscriptions.
•	In June 2011, the Company entered into an agreement for the sale of 33,000 shares at a price of $0.01 per share to 33 different investors. The Company realized $330 from these subscriptions.

F-17

ANGLESEA ENTERPRISES, INC.

1,033,000 SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is                , 2012

27

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$1.25
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expense	$25,000
Total	$30,501.25

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on February 8, 2011 and 60,000,000 shares of common stock were issued to Ms. Leslie Toups for consideration of $180 in cash and $420 in services rendered to the Company by the founding member. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Toups had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

28

On June 30, 2010, we completed a Regulation D Rule 506 offering in which we sold 6,033,000 shares of the Company’s common stock to 34 investors, at a price per share of $0.01 for an aggregate offering price of $60,330.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

(1)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(2)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(3)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(4)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Opinion of Lucosky Brookman LLP*

10.1	Employment Agreement, dated December 1, 2011, by and between the Company and James Christis*

23.1	Consent of De Joya Griffith & Company, LLC*

23.2	Consent of Counsel (included in exhibit 5.1)

* Filed herewith

29

Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seminole, State of Florida on the 15th day of June, 2012.

ANGLESEA ENTERPRISES, INC.

By:	/s/ James Christie
Name: James Christie
Title: Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial Officer)
(Principal Accounting Officer), President, Director, Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Christie, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Anglesea Enterprises, Inc.., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates so indicated.

Signature	Title	Date

/s/ James Christie	Chief Executive Officer (Principal Executive Officer),	June 15, 2012
James Christie	Chief Financial Officer (Principal Financial Officer), (Principal Accounting Officer), President, Director, Secretary

/s/ Leslie Toups	Director	June 15, 2012
Leslie Toups

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